Exhibit: (3)(ii)
BYLAWS
OF
HCF ACQUISITION LLC
June 2, 2009

TABLE OF CONTENTS

		Page(s)

ARTICLE I MEMBER MEETINGS		1
1.1.	Place	1
1.2.	Annual Meeting	1
1.3.	Notice	1
1.4.	Chairman	1
1.5.	Proxies; Voting	1
1.6.	Inspectors of Election	2
1.7.	Records at Member Meetings	3

ARTICLE II MANAGERS		3
2.1.	General Powers	3
2.2.	Number, Tenure and Qualifications	3
2.3.	Annual and Regular Meetings	3
2.4.	Chairman; Records	3
2.5.	Board Action	4

ARTICLE III OFFICERS		4
3.1.	Election and Tenure	4
3.2.	Removal of Officers	4
3.3.	Vacancies	4
3.4.	Bonds and Surety	4
3.5.	Chairman, President, and Vice Presidents	4
3.6.	Secretary	5
3.7.	Treasurer	5
3.8.	Other Officers and Duties	5

ARTICLE IV COMMITTEES		6
4.1.	Number, Tenure and Qualifications	6
4.2.	Powers	6
4.3.	Meetings	6
4.4.	Telephone Meetings	6
4.5.	Written Consent By Committees	6

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		Page(s)

4.6.	Vacancies	6

ARTICLE V MISCELLANEOUS		7
5.1.	Contracts	7
5.2.	Checks and Drafts	7
5.3.	Deposits	7
5.4.	Signatures	7
5.5.	Seal	7
5.6.	Affixing Seal	7
5.7.	Accounting Year	7
5.8.	Authorization of Distributions	7
5.9.	Contingencies	7
5.10.	Investment Policy	8

ARTICLE VI UNIT TRANSFERS		8
6.1.	Certificates	8
6.2.	Transfer Agents, Registrars and the Like	8
6.3.	Transfer of Units	8
6.4.	Replacement Certificate	9
6.5.	Closing of Transfer Books or Fixing of Record Date	9
6.6.	Ledger	9
6.7.	Fractional Units; Issuance of Units	9
6.8.	Registered Members	10

ARTICLE VII AMENDMENT AND REPEAL OF BYLAWS		10
7.1.	Amendment and Repeal of Bylaws	10

ARTICLE VIII NOTICE		10
8.1.	Notices	10
8.2.	Waiver of Notices	10

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HCF ACQUISITION LLC
BYLAWS
     These Bylaws are made and adopted pursuant to the Amended and Restated Limited Liability Company Agreement of HCF Acquisition LLC (hereinafter the “Company”), dated as of June 2, 2009, as from time to time amended (hereinafter the “LLC Agreement”). The name and purposes of the Company are set forth in the LLC Agreement. All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the LLC Agreement.
ARTICLE I
MEMBER MEETINGS
     1.1. Place. Meetings of Members of the Company (the “Members’) shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Managers and stated in the notice of the meeting.
     1.2. Annual Meeting. An annual meeting of the Members for the election of Managers and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Managers.
     1.3. Notice. Not less than ten nor more than 60 days before each meeting of Members, the secretary shall give to each Member entitled to vote at such meeting and to each Member not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Member personally, by leaving it at the Member’s residence or usual place of business or by any other means permitted by Delaware law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.
     Any business of the Company may be transacted at an annual meeting of Members without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Members except as specifically designated in the notice.
     1.4. Chairman. The Chairman, if any, shall act as chairman at all meetings of the Members; in the Chairman’s absence, the Manager or Managers present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.
     1.5. Proxies; Voting. Members may vote either in person or by duly authorized proxy and each full share represented at the meeting shall have one vote, all as provided in Article V of the LLC Agreement. Each Member entitled to vote at a meeting of the Members or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Member as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a Member may authorize another person or persons to act for such Member as proxy, the following shall constitute a valid means by which a Member may grant such authority:
     (i) A Member may execute a writing authorizing another person or persons to act for such Member as proxy. Execution may be accomplished by the Member or such Member’s authorized officer, Manager, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
     (ii) A Member may authorize another person or persons to act for such Member as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Member. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the Inspectors of Election (described below) or, if there are no Inspectors of Election, such other persons making that determination shall specify the information on which they relied.
     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Member may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     1.6. Inspectors of Election. In advance of any meeting of Members, the Managers may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Members may, and on the request of any Member or Member proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Members or proxies, a majority of Units present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Members shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Managers in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Units of the Company outstanding, the Units represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Members. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Member or Member proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
     1.7. Records at Member Meetings. At each meeting of the Members, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Members, the minutes of the last previous Annual or Special Meeting of Members of the Company and a list of the Members of the Company, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Members shall contain the name and the address of each Member in alphabetical order and the number of Units owned by such Member. Members shall have such other rights and procedures of inspection of the books and records of the Company as are granted to Members of a Delaware limited liability company.
ARTICLE II
MANAGERS
     2.1. General Powers. The business and affairs of the Company shall be managed under the direction of its Board of Managers.
     2.2. Number, Tenure and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Managers may establish, increase or decrease the number of Managers, provided that the number thereof shall never be less than one, nor more than nine, and further provided that the tenure of office of a Manager shall not be affected by any decrease in the number of Managers.
     2.3. Annual and Regular Meetings. Meetings of the Managers shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or a majority of the Managers. Regular meetings of the Managers may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Managers need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.
     2.4. Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Managers; in absence of a chairman, the Managers present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Managers shall be recorded by the person appointed by the Board of Managers as the meeting secretary.

     2.5. Board Action. At any meeting of the Board of Managers, a majority of the total number of Managers shall constitute a quorum for the transaction of business and a vote of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers except as otherwise required by the LLC Agreement or these Bylaws.
ARTICLE III
OFFICERS
     3.1. Election and Tenure. The officers of the Company shall serve at the pleasure of the Managers or until their successors have been duly elected and qualified. The Managers may fill any vacancy in office or add any additional officers at any time.
     3.2. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Managers. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action that any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.
     3.3. Vacancies. A vacancy in any office may be filled by the Board of Managers for the balance of the term.
     3.4. Bonds and Surety. Any officer may be required by the Managers to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Managers may determine.
     3.5. Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Members and of the Managers and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Managers. Subject to such supervisory powers, if any, as may be given by the Managers to the Chairman, if any, the President shall be the Chief Executive Officer and, subject to the control of the Managers, shall have general supervision, direction and control of the business of the Company and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Managers, the Chairman, if any, and the President shall each have power in the name and on behalf of the Company to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Company. Unless otherwise directed by the Managers, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Managers, to attend and to act and to vote, on behalf of the Company at any meetings of business organizations in which the Company holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Managers shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Managers or, if more than one and not ranked, the Vice-President designated by the Managers, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Managers, and of the President, each Vice-President shall have the power in the name and on behalf of the Company to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Managers or by the President.
     3.6. Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Members, Managers and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Company, if any, and the Secretary (and any other person so authorized by the Managers) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Company that would be sealed by a Delaware limited liability company and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Company. The Secretary shall also perform any other duties commonly incident to such office in a Delaware limited liability company and shall have such other authorities and duties as the Managers shall from time to time determine.
     3.7. Treasurer. Except as otherwise directed by the Managers, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Company and shall have and exercise under the supervision of the Managers and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Company or to its order. The Treasurer shall deposit all funds of the Company in such depositories as the Managers shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Company as may be ordered by the Managers or the President. The Treasurer shall keep accurate account of the books of the Company’s transactions, which shall be the property of the Company and which, together with all other property of the Company in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Managers. Unless the Managers shall otherwise determine, the Treasurer shall be the principal accounting officer of the Company and shall also be the principal financial officer of the Company. The Treasurer shall have such other duties and authorities as the Managers shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Managers may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds.
     3.8. Other Officers and Duties. The Managers may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Company. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon such person by the Managers or delegated to such person by the President.

ARTICLE IV
COMMITTEES
     4.1. Number, Tenure and Qualifications. The Board of Managers may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more Managers, to serve at the pleasure of the Board of Managers.
     4.2. Powers. The Board of Managers may designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Managers, or in the Bylaws of the Company, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Members, any action or matter expressly required by law to be submitted to Members for approval or (ii) adopting, amending or repealing any Bylaw of the Company.
     4.3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Managers. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Managers may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Manager to act in the place of such absent member. Each committee shall keep minutes of its proceedings.
     4.4. Telephone Meetings. Members of a committee of the Board of Managers may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
     4.5. Written Consent By Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Managers may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.
     4.6. Vacancies. Subject to the provisions hereof, the Board of Managers shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
MISCELLANEOUS
     5.1. Contracts. The Board of Managers may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when authorized or ratified by action of the Board of Managers and executed by an authorized person.
     5.2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Managers.
     5.3. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Managers may designate.
     5.4. Signatures. All contracts and other instruments shall be executed on behalf of the Company by its properly authorized officers, agent or agents, as provided in the LLC Agreement or Bylaws or as the Managers may from time to time by resolution provide.
     5.5. Seal. The Board of Managers may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its formation and the words “Formed in Delaware.” The Board of Managers may authorize one or more duplicate seals and provide for the custody thereof.
     5.6. Affixing Seal. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.
     5.7. Accounting Year. The Board of Managers shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.
     5.8. Authorization of Distributions. Distributions upon the Units of the Company may be authorized by the Board of Managers, subject to the provisions of law and the LLC Agreement. Dividends and other distributions may be paid in cash, property or Units of the Company, subject to the provisions of law and the LLC Agreement.
     5.9. Contingencies. Subject to the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, before payment of any dividends or other distributions,

there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Managers may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board of Managers shall determine to be in the best interest of the Company, and the Board of Managers may modify or abolish any such reserve.
     5.10. Investment Policy. Subject to applicable law and the provisions of the LLC Agreement, the Board of Managers may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.
ARTICLE VI
UNIT TRANSFERS
     6.1. Certificates. In the event that the Company issues Units represented by certificates, each Member shall be entitled to a certificate or certificates that shall represent and certify the number of Units of each class of Units held by him, her or it in the Company. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Company. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered, and if the Company shall, from time to time, issue several classes of Units, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing Units that are restricted as to their transferability or voting powers, that are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or that are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Company may set forth upon the face or back of the certificate a statement that the Company will furnish to any Member, upon request and without charge, a full statement of such information.
     6.2. Transfer Agents, Registrars and the Like. The Managers shall have authority to employ and compensate such transfer agents and registrars with respect to the Units of the Company as the Managers shall deem necessary or desirable. In addition, the Managers shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Managers.
     6.3. Transfer of Units. The Units of the Company shall be transferable on the books of the Company only upon delivery to the Managers or a transfer agent of the Company of proper documentation. The Company, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

     6.4. Replacement Certificate. Any officer designated by the Board of Managers may direct that a new certificate be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Managers may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Company to indemnify it against any loss or claim that may arise as a result of the issuance of a new certificate.
     6.5. Closing of Transfer Books or Fixing of Record Date. The Board of Managers may set, in advance, a record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or determining Members entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Members, not less than ten days, before the date on which the meeting or particular action requiring such determination of Members of record is to be held or taken.
     In lieu of fixing a record date, the Board of Managers may provide that the unit transfer books shall be closed for a stated period but not longer than 20 days. If the unit transfer books are closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for at least ten days before the date of such meeting.
     If no record date is fixed and the unit transfer books are not closed for the determination of Members, (a) the record date for the determination of Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Members entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Managers, declaring the dividend or allotment of rights, is adopted.
     When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
     6.6. Ledger. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each Member and the number of Units of each class held by such Member.
     6.7. Fractional Units; Issuance of Units. The Board of Managers may issue fractional units or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the LLC Agreement or these Bylaws, the Board of Managers may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Managers may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.
     6.8. Registered Members. The Company may deem and treat the holder of record of any Units as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
ARTICLE VII
AMENDMENT AND REPEAL OF BYLAWS
     7.1. Amendment and Repeal of Bylaws. The Managers shall have the power to amend or repeal the Bylaws or adopt new Bylaws at any time in accordance with Section 11.1 of the LLC Agreement. The Managers shall in no event adopt Bylaws that are in conflict with the LLC Agreement, and any apparent inconsistency shall be construed in favor of the related provisions in the LLC Agreement.
ARTICLE VIII
NOTICE
     8.1. Notices. Whenever written notice is required by law, the LLC Agreement or these Bylaws (except as otherwise stated therein or herein), to be given to any Manager, member of a committee or Member, such notice may be given by mail, addressed to such Manager, member of a committee or Member, at such person’s address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.
     8.2. Waiver of Notices. Whenever any notice is required by applicable law, the LLC Agreement or these Bylaws (except as stated therein or herein), to be given to any Manager, member of a committee or Member, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Members or any regular or special meeting of the Managers or members of a committee of Managers need be specified in any written waiver of notice unless so required by law, the LLC Agreement or these Bylaws.